                                                                     EXHIBIT 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE STOCK

Corporation: Crossworlds Software, Inc., a Delaware corporation
Number of Shares: 6,334
Class of Stock: Common Stock
Initial Exercise Price: $6.60 per share
Issue Date: August 9, 1999
Expiration Date: August 9, 2004

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.
           --------

          1.1  Method of Exercise.  Holder may exercise this Warrant by
               ------------------
delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

          1.2  Conversion Right.  In lieu of exercising this Warrant as
               ----------------
specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

          1.3  Intentionally Omitted
               ---------------------

          1.4  Fair Market Value.  If the Shares are traded in a public market,
               -----------------
the fair market value of the Shares shall be the five day average closing price of the Shares (or the five day average closing price of the Company's stock into which the Shares are convertible). If the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's registration statement relating to such public offering has been declared effective by the SEC, then the fair market value shall be the initial "Price to the Public" specified in the final prospectus with respect to the offering. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

          1.5  Delivery of Certificate and New Warrant.  Promptly after Holder
               ---------------------------------------
exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

          1.6  Replacement of Warrants.  On receipt of evidence reasonably
               -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.7  Repurchase on Sale, Merger, or Consolidation of the Company.
               -----------------------------------------------------------

               1.7.1. "Acquisition".  For the purpose of this Warrant,
                       -----------
"Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

               1.7.2. Deemed Exercise or Assumption of Warrant.  If, on the
                      ----------------------------------------
closing date for any Acquisition, the fair market value of the Shares (or other securities issuable upon exercise of this Warrant) is equal to or greater than three (3) times the Initial Exercise Price, then the Warrant shall be deemed to have been automatically exercised upon the closing date of such an Acquisition and thereafter the Holder shall participate in the Acquisition as a holder of the Shares (or other securities issuable upon exercise of the Warrant) on the same terms as other holders of the same class of securities of the Company. If, on the closing date for any Acquisition, the fair market value of the Shares (or other securities issuable upon exercise of this Warrant) is less than the three
(3) times the Initial Exercise Price, then upon the Acquisition, the successor entity shall assume the obligations of the Warrant, and the Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.
           -------------------------

          2.1  Stock Dividends, Splits, Etc.   If the Company declares or pays a
               ----------------------------
dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

          2.2  Reclassification, Exchange or Substitution.  Upon any
               ------------------------------------------
reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3  Adjustments for Combinations, Etc.  If the outstanding shares are
               ---------------------------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

          2.4  No Impairment.  The Company shall not, by amendment of its
               -------------
Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

          2.5  Fractional Shares.  No fractional Shares shall be issuable upon
               -----------------
exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

          2.6  Certificate as to Adjustments.  Upon each adjustment of the
               -----------------------------
Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
           --------------------------------------------

          3.1  Representations and Warranties.  The Company hereby represents
               ------------------------------
and warrants to the Holder as follows:

               (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than as determined in good faith by the Board of Directors of the Company.

               (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

               (c) The Capitalization Table attached to this Warrant is true and complete as of the Issue Date.

          3.2  Notice of Certain Events.  If the Company proposes at any time
               ------------------------
(a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of shares of Common Stock; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 10 business days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

          3.3  Information Rights.  So long as the Holder holds this Warrant
               ------------------
and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) such other financial statements required under and in accordance with any loan documents between Holder and the Company (or if there are no such requirements [or if the subject loan(s) no longer are outstanding]), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

     ARTICLE 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.
                -----------------------------------------

     The Holder hereby represents and warrants to the Company as follows:

          4.1  Purchase for Own Account.  This Warrant and the securities to be
               ------------------------
acquired upon exercise of this Warrant by the Holder hereunder will be acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, the Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

          4.2  Disclosure of Information.  The Holder has received or has had
               -------------------------
full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

          4.3  Investment Experience.  The Holder understands that the purchase
               ---------------------
of this Warrant and its underlying securities involves substantial risk.  The
Holder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that the Holder is able to fend for itself, can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

          4.4  No Public Market.  The Holder understands that no public market
               ----------------
currently exists for any Company securities, and that the Company has made no statement that a public market will ever exist for Company securities.

          4.5  Accredited Investor Status.  The Holder is an "accredited
               --------------------------
investor" within the meaning of Regulation D promulgated under the 1933 Act.

          4.6  Lockup Period.  (a) The undersigned hereby agrees that, during
               -------------
the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it as of the effective date except common stock included in such registration; provided, however, that:

               (i) all officers and directors of the Company enter into similar agreements; and

               (ii) such market stand-off time period shall not exceed one hundred eighty (180) days without the consent of the undersigned.

               (b) The undersigned agrees to provide to the other underwriters of any public offering such further agreement as such underwriter may require in connection with this market stand-off agreement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

ARTICLE 5. MISCELLANEOUS.
           -------------

          5.1  Term.  This Warrant is exercisable, in whole or in part, at any
               ----
time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of any Acquisition (as defined in Section 1.7, above) at least 10 business days before the consummation of such Acquisition. If such notice is not received by Holder, and to the extent this Warrant must be exercised pursuant to Section 1.7.2, above, the Expiration Date shall automatically be extended until 10 business days after the date Holder receives such notice.

          5.2  Legends.  This Warrant and the Shares (and the securities
               -------
issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with one or all of the following legends in substantially the following form:

     (a) THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     (b) ANY LEGEND REQUIRED BY THE BLUE SKY LAWS OF ANY STATE TO THE EXTENT SUCH LAWS ARE APPLICABLE TO THE SHARES REPRESENTED BY THE CERTIFICATE SO LEGENDED.

          5.3  Compliance with Securities Laws on Transfer.  This Warrant and
               -------------------------------------------
the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and, if required by the Company, legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's timely filed notice of proposed sale.

          5.4  Transfer Procedure.  Subject to the provisions of Section 4.3
               ------------------
Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or to any affiliate of Holder, or, to any other transferree by giving the Company prior written notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable) provided that Holder transfers a portion of the Warrant for the greater of 2,500 Shares or all of the Shares subject to the Warrant, and provided further that in no event shall the number of transfers of the rights and interest in the Warrant exceeds three (3) transfers. Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

          5.5  No Rights as Shareholder.  Until the exercise of this Warrant,
               ------------------------
the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

          5.6  Notices.  All notices and other communications from the Company
               -------
to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail at such address as may have been furnished to the Company or the Holder, as the case may be, in
writing by the Company or such holder from time to time.   All notices to be
provided under this Warrant shall be sent to the following address:

               Silicon Valley Bank
               Attn: Treasury Department
               3003 Tasman Drive
               Santa Clara, CA  95054


          5.7  Waiver.  This Warrant and any term hereof may be changed, waived,
               ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          5.8  Attorneys Fees.  In the event of any dispute between the parties
               --------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          5.9  Governing Law.  This Warrant shall be governed by and construed
               -------------
in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                                    "COMPANY"

                                    CROSSWORLDS SOFTWARE, INC.


                                    By:  ________________________________

                                    Name:  ______________________________
                                           (Print)
                                    Title: Chairman of the Board, President or
                                           Vice President


                                    By:  ________________________________

                                    Name:  ______________________________
                                           (Print)
                                    Title: Chief Financial Officer, Secretary,
                                           Assistant Treasurer or Assistant
                                           Secretary

                                  APPENDIX 1

                              NOTICE OF EXERCISE
                              ------------------

     1. The undersigned hereby elects to purchase _____________ shares of the Common/Preferred Series ___ [Strike one] Stock of ______________. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

               ___________________________________________
                    (Name)
               ___________________________________________

               ___________________________________________
                    (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.




___________________________________          _____________________
     (Signature)                             Date